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Baker & McKenzie

Exhibit 21.1
         Subsidiaries of SFX Entertainment, Inc.


               NAME                                   STATE OF INCORPORATION /
                                                         STATE OF FORMATION
1.  SFX Concerts, Inc.                                        Delaware
2.  Delsener/Slater Enterprises, Inc.                         Delaware
3.  In House Tickets, Inc.                                    New York
4.  Connecticut Performing Arts, Inc.                        Connecticut
5.  Connecticut Amphitheater Development Corp.               Connecticut
6.  Connecticut Concerts, Incorporated                       Connecticut
7.  Ardee Festivals N.J., Inc.                               New Jersey
8.  Beach Concerts, Inc.                                      New York
9.  Ardee Productions, Ltd.                                   New York
10. Exit 116 Revisited, Inc.                                 New Jersey
11. Dumb Deal, Inc.                                           New York
12. Broadway Concerts, Inc.                                   New York
13. NOC, Inc.                                                Connecticut
14. FPI Concerts, Inc.                                        Delaware
15. Irving Plaza Concerts, Inc.                               Delaware
16. Sunshine Concerts, LLC                                    Delaware
17. Northeast Ticketing Company                              Connecticut
18. Southeast Ticketing Company                              Connecticut
19. QN Corp.                                                 Connecticut
20. Atlanta Concerts, Inc.                                    Delaware
21. SFX Broadcasting of the Midwest, Inc.                     Delaware
22. Sunshine Designs, Inc.                                    Delaware
23. Sunshine Designs, LP                                      Delaware



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Baker & McKenzie


               NAME                                   STATE OF INCORPORATION /
                                                         STATE OF FORMATION
24. Suntex Acquisition, Inc.                                  Delaware
25. Suntex Acquisition, LP                                    Delaware
26. Deer Creek Amphitheater Concerts, Inc.                    Delaware
27. Deer Creek Amphitheater Concerts, LP                      Delaware
28. Murat Center Concerts, Inc.                               Delaware
29. Murat Center Concerts, LP                                 Delaware
30. Polaris Amphitheater Concerts, Inc.                       Delaware
31. Westbury Music Fair, LLC                                  Delaware
32. Contemporary Group Acquisition Corp.                      Delaware
33. BGP Acquisition, LLC                                      Delaware
34. SFX Network Group, LLC                                    Delaware
35. Connecticut Performing Arts Partners                     Connecticut
36. Conn Ticketing Company                                   Connecticut
37. ProTix Connecticut General Partnership
      (50% ownership)                                         Wisconsin